151 Farmington Avenue
                                             Hartford, CT 06156

March 7, 1997                                Susan E. Bryant
                                             Counsel
                                             Law Division, RC4A
                                             Investments & Financial Services
                                             (860) 273-7834
                                             Fax:  (860) 273-0356


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



Dear Sir or Madam:

As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I hereby consent to the use of my opinion dated February 28, 1997 (incorporated by reference to the Rule 24f-2 Notice for the fiscal year ended December 31, 1996 filed on behalf of Aetna Variable Portfolios, Inc.) as an exhibit to this Post-Effective Amendment No. 1 on Form N-1A to Registration Statement (File Nos. 333-05173 and 811-7651).


Sincerely,

/s/ Susan E. Bryant

Susan E. Bryant